UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2024

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.

Convertible Notes Exchange and Subscription

On December 12, 2024, MACOM Technology Solutions Holdings, Inc. (the “Company”) entered into separate, privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with a limited number of holders of its 0.250% convertible senior notes due 2026 (the “Existing Convertible Notes”), in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreements, the Company will exchange approximately $288.8 million in aggregate principal amount of the Existing Convertible Notes for approximately $257.7 million in aggregate principal amount of new 0.000% convertible senior notes due 2029 (the “New Convertible Notes”) and approximately 1.6 million newly-issued shares of the Company’s common stock, par value $0.001 per share (“Common Stock” and, such exchanges, collectively, the “Exchange”). The Company will also issue approximately $86.6 million in aggregate principal amount of New Convertible Notes in a private placement to certain investors (the “Subscription” and, together with the Exchange, the “Transactions”).

The Transactions are expected to close concurrently on or about December 19, 2024, subject to customary closing conditions. The issuance of the New Convertible Notes will occur pursuant to an indenture related to the New Convertible Notes, to be dated on or around December 19, 2024, between the Company and U.S. Bank National Association, as trustee. In connection with the Transactions, the Company expects to recognize a loss on the extinguishment of debt related to the cancellation of the Existing Convertible Notes upon exchange. Following the closing of the Transactions, approximately $161.2 million in aggregate principal amount of Existing Convertible Notes will remain outstanding with terms unchanged.

The New Convertible Notes will be senior unsecured obligations of the Company and will mature on December 15, 2029, unless earlier repurchased, redeemed or converted. The New Convertible Notes will not bear regular interest, and the principal amount of the New Convertible Notes will not accrete. The New Convertible Notes have an initial conversion rate of 5.7463 shares of Common Stock per $1,000 principal amount of New Convertible Notes (which is equivalent to an initial conversion price of approximately $174.03 per share of Common Stock), representing an approximately 27.5% conversion premium based on the last reported sale price of Common Stock of $136.49 per share on December 12, 2024. Before September 15, 2029, the New Convertible Notes will only be convertible in certain circumstances and during specified periods, and thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle conversions solely in cash up to the aggregate principal amount of New Convertible Notes to be converted and by paying cash for or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of any remainder of the Company’s conversion obligation in excess of such principal amount. The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any.

The New Convertible Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after December 20, 2027 and prior to September 15, 2029, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If the Company undergoes a “fundamental change” (as defined in the indenture governing the New Convertible Notes), holders of the New Convertible Notes may require the Company to repurchase for cash all or any portion of their New Convertible Notes at a repurchase price equal to 100% of the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date.

The Company expects that the gross proceeds from the Subscription will be approximately $86.6 million, excluding offering fees and transaction expenses, and intends to use the net proceeds for general corporate purposes. The Company will not receive any cash proceeds from the Exchange.

The offer and sale of the New Convertible Notes and Common Stock, including Common Stock issuable upon conversion, if any, are not being registered under the Securities Act, or any state securities laws. The New Convertible Notes and Common Stock, including Common Stock issuable upon conversion, if any, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange and Subscription Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated hereby reference. A copy of the press release announcing the Transactions is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes or Common Stock, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements include, among others, statements about expected use of proceeds from the Subscription and the timing of the closing of the Transactions.

These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Form of Exchange and Subscription Agreement, dated as of December 12, 2024, among MACOM Technology Solutions Holdings, Inc. and each investor party thereto.
99.1	Press Release announcing the Exchange and Subscription Agreements, dated December 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: December 13, 2024	By:	/s/ John F. Kober
John F. Kober
Senior Vice President and Chief Financial Officer